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                                                                      EXHIBIT 11

                        MANGOSOFT, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                    Computation of Net Loss Per Common Share

             Three and Nine Months Ended September 30, 1999 and 1998
                                   (unaudited)

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
                                                                                   Three Months Ended
                                                                                   ------------------
                                                                                   1999           1998
                                                                                   ----           ----
BASIC NET PER COMMON SHARE:
     Net loss applicable to common shares as reported .......................  $(2,438,038)    $(3,434,533)
     Weighted average number of common shares outstanding:
          Common Stock ......................................................    7,678,000       1,575,000
                                                                               -----------     -----------

          Basic net loss per common share ...................................  $     (0.32)    $     (2.18)
                                                                               ===========     ===========

DILUTED NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported .......................  $(2,438,038)    $(3,434,533)
     Weighted average number of common shares outstanding:
          Common Stock ......................................................    7,678,000       1,575,000
          Effect of common stock equivalents ................................           --              --
                                                                               -----------     -----------
               Total ........................................................    7,678,000       1,575,000
                                                                               ===========     ===========

          Diluted net loss per common share .................................  $     (0.32)    $     (2.18)
                                                                               ===========     ===========

                                                                                    Nine Months Ended
                                                                                    -----------------
                                                                                    1999          1998
                                                                                    ----          ----
BASIC NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported .......................  $(7,307,025)   $(12,238,100)
     Weighted average number of common shares outstanding:
          Common Stock ......................................................     3,609,333      1,575,000
                                                                               -----------     -----------

          Basic net loss per common share ...................................  $     (2.02)   $      (7.77)
                                                                               ===========    ============

DILUTED NET LOSS PER COMMON SHARE:
     Net loss applicable to common shares as reported .......................  $(7,307,025)   $(12,238,100)
     Weighted average number of common shares outstanding:
          Common Stock ......................................................    3,609,333       1,575,000
          Effect of common stock equivalents ................................           --              --
                                                                               -----------     -----------
               Total ........................................................    3,609,333       1,575,000
                                                                               ===========     ===========

          Diluted net loss per common share .................................  $     (2.02)   $      (7.77)
                                                                               ===========    ============
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